UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2007

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 8, 2007, Lee Enterprises, Incorporated (the “Company”) reported its results for the fourth fiscal quarter ended September 30, 2007 and for the year ended September 30, 2007. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Earnings Release – Fourth Quarter Ended September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: November 9, 2007	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Fourth Quarter Ended September 30, 2007

3

Exhibit 99.1

201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for Q4 and fiscal year

DAVENPORT, Iowa (Nov. 8, 2007) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 44 cents for its fourth fiscal quarter ended Sept. 30, 2007, compared with 33 cents a year ago.

Earnings include previously announced favorable settlements of federal and state tax audits and other matters and costs from an early retirement program. Excluding the tax matters, early retirement program and other one-time items in the current and prior year(1), earnings per share from continuing operations were 39 cents compared to 35 cents a year ago, an increase of 11.4 percent.

Two calendar changes also affected revenue and results for the quarter. Because of period accounting, the quarter included 14 weeks at the former Pulitzer operations, compared with 13 weeks a year ago. An exception is Tucson, which recognized the additional week in December 2006. Because of calendar month accounting, the remainder of Lee’s enterprises, which account for about 61 percent of total revenue, recorded 14 Sundays in the 2007 quarter, compared with 13 a year ago. Sundays normally generate more print advertising revenue than any other day of the week.

Mary Junck, chairman and chief executive officer, said: “The enormous strength of the newspaper industry and its prospects for future growth are not well understood these days on Wall Street, and this is especially true in the case of Lee. We reach two-thirds of the adults in our markets, more than all of our competitors combined, with strength across all age groups. Our printed pages alone reach more than six of 10 adults over an average week, and our online reach continues to expand rapidly. No competitor can match the local news and information we deliver in print and online, nor the results we deliver to advertisers.”

She added: “We believe much of the current advertising slowdown is cyclical. The real estate downturn alone has cast a long shadow across both classified and retail advertising revenue. At the same time, however, we drove another key category – employment – up 6.1 percent for the year, through packages that include the daily newspaper, our partnership with Yahoo! HotJobs and our targeted classified publications. We believe our success in employment revenue indicates our ability to capture our share of revenue when the real estate category eventually turns around. Meanwhile, Lee has continued as an industry leader in advertising revenue performance and, especially, in online revenue, which was up 56 percent for the year, more than twice the national average. Online now surpasses national advertising as a revenue source.”

SEPTEMBER QUARTER, AS REPORTED

Total revenue from continuing operations for the quarter increased 1.6 percent from a year ago to $284.1 million. Total advertising revenue also increased 1.6 percent, to $219.8 million, with online advertising revenue up 59.8 percent. Combined print and online retail advertising increased 3.5 percent. Combined print and online classified advertising revenue was flat, with employment up 8.8 percent, automotive down 7.2 percent and real estate down 6.9 percent. National advertising revenue decreased 1.3 percent. Circulation revenue increased 0.9 percent.

On a same property (2) basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the quarter increased 1.7 percent from a year ago.

As reported, with the 53rd week at the former Pulitzer properties, total operating expenses, excluding depreciation and amortization, increased 5.6 percent for the quarter compared with a year ago. Newsprint and ink expense decreased 12.0 percent. Compensation expense increased 4.4 percent. Other operating expenses increased 6.2 percent, reflecting support of industry-leading revenue and circulation performance. Same property operating expenses, excluding one-time items in both years and depreciation and amortization, increased 2.6 percent for the quarter compared with a year ago.

Operating cash flow (3) decreased 10.9 percent to $59.9 million. Excluding one-time items in both years, operating cash flow declined 1.6 percent, to $67.8 million.  Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 15.0 percent to $40.3 million. Excluding one-time items in both years, operating income declined 1.8 percent, to $48.3 million.

Non-operating expenses, which are primarily financial expense, decreased 19.6 percent to $20.2 million. Income from continuing operations before income taxes decreased 9.8 percent to $20.1 million. Income from continuing operations increased 33.2 percent, to $20.0 million. Net income, including discontinued operations, increased 82.9 percent to $20.0 million.

Free cash flow(4) totaled $25.2 million for the quarter, compared with $23.9 million a year ago.

SEPTEMBER QUARTER, PRO FORMA(5)

Excluding the 14th week in 2007 at the former Pulitzer properties:

Total revenue from continuing operations for the 13 weeks declined 1.3 percent from a year ago to $275.9 million. Total advertising revenue decreased 1.4 percent, to $213.3 million, with online advertising revenue up 55.0 percent. Combined print and online retail advertising increased 0.3 percent. Combined print and online classified advertising revenue decreased 2.7 percent, with employment revenue up 6.2 percent, automotive down 9.7 percent and real estate down 9.1 percent. National advertising revenue decreased 6.3 percent. Circulation revenue decreased 2.1 percent.

Total same property revenue for the 13 weeks declined 1.3 percent from a year ago.

Total operating expenses, excluding depreciation and amortization, for the 13 weeks increased 3.1 percent for the quarter compared with a year ago. Newsprint and ink expense decreased 15.0 percent. Compensation expense increased 1.7 percent. Other operating expenses increased 4.4 percent. Same property operating expenses, excluding one-time items in both years, depreciation and amortization, were flat for the quarter compared with a year ago.

Operating cash flow for the 13 weeks decreased 15.4 percent to $56.8 million. Excluding one time items in both years, operating cash flow declined 6.0 percent, to $64.8 million.  Operating income decreased 21.3 percent to $37.3 million. Excluding one time items in both years, operating income declined 8.0 percent, to $45.2 million.

Income from continuing operations before income taxes decreased 21.7 percent to $17.4 million. Income from continuing operations increased 22.2 percent, to $18.3 million. Net income, including discontinued operations, increased 67.8 percent to $18.3 million.

ONE-TIME ITEMS

As previously announced, earnings in the current year were favorably affected by settlements of federal and state tax audits and other matters. The total favorable impact was $6.9 million, or about 15 cents per diluted common share.

Also as announced previously, the St. Louis Post-Dispatch has completed an offering of early retirement incentives that will result in an adjustment of staffing levels.

The program was limited to the first 60 employees who accepted the offer, which included cash payments based on service, along with enhanced retirement benefits. The incentives were offered to employees in selected departments who are at least 50 years old and have been with the company at least 10 years. Net reduction in staffing will total less than 60, as key positions will be refilled.

The annual savings, net of refilled positions, is estimated at $3.9 million to $4.4 million. The cost of the program totaled $10.6 million, of which $8.0 million was recorded as expense in Lee’s September quarter.  The remaining cost was offset against the plan’s previously existing unrecognized gains, as required by generally accepted accounting principles. About $3.7 million of the cost represents cash payments, of which $3.3 million will be made in the 2008 fiscal year. The cost, net of income tax benefit and minority interest was $4.8 million, or about 10 cents per diluted common share.

FISCAL YEAR, AS REPORTED

Earnings for the year ended Sept. 30, 2007, were also favorably affected by the 53rd week recorded at the former Pulitzer properties.

Total revenue from continuing operations decreased 0.1 percent from a year ago to $1.128 billion. Total advertising revenue decreased 0.3 percent, with online advertising up 57.5 percent. Combined print and online retail advertising increased 0.5 percent. Combined print and online classified advertising revenue decreased 0.5 percent, with employment up 6.8 percent, automotive down 5.7 percent and real estate down 5.8 percent. National advertising revenue decreased 5.1 percent. Circulation revenue declined 0.7 percent.

Total same property revenue for the fiscal year decreased 0.2 percent from a year ago.

Total operating expenses, excluding depreciation and amortization, for the year increased 0.7 percent, reflecting lower newsprint costs, along with one-time items in both years. Other operating expenses increased 5.7 percent, reflecting support of revenue and circulation initiatives. Same property operating expenses, excluding one-time items in both years, depreciation and amortization, increased 1.7 percent for the 12 months compared with a year ago, with compensation up 0.7 percent, newsprint and ink down 4.7 percent, and other operating expenses up 6.0 percent.

Operating cash flow decreased 2.5 percent to $272.3 million. Excluding one-time items in both years, operating cash flow declined 5.5 percent, to $276.6 million.  Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 2.5 percent to $198.9 million.  Excluding one time items in both years, operating income declined 9.3 percent, to $202.1 million.

Non-operating expenses, which consist primarily of financial expense, decreased 10.0 percent to $82.7 million.

Income from continuing operations before income taxes increased 3.6 percent to $116.1 million. Income from continuing operations increased 13.7 percent, to $80.9 million. Net income, including discontinued operations, increased 14.4 percent to $81.0 million.

For the fiscal year, diluted earnings per common share from continuing operations totaled $1.77, compared with $1.56 a year ago, an increase of 13.5 percent. Excluding the tax settlements, early retirement program and other one-time items in the current and prior year, earnings per share from continuing operations were $1.66, compared to $1.82 a year ago.

Free cash flow totaled $127.8 million, compared with $157.7 million a year ago. The timing of 2006 fiscal year tax payments significantly reduced free cash flow in fiscal 2007. Nonetheless, net debt was reduced $135.2 million to $1.29 billion, while quarterly dividends continued at 18 cents per share.

FISCAL YEAR, PRO FORMA(5)

Excluding the 53rd week in 2007 at the former Pulitzer properties:

Total revenue from continuing operations for the 52 weeks decreased 0.8 percent from a year ago to $1.119 billion. Total advertising revenue decreased 1.1 percent, with online advertising up 56.1 percent. Combined print and online retail advertising declined 0.3 percent. Combined print and online classified advertising revenue decreased 1.2 percent, with employment up 6.1 percent, automotive down 6.4 percent and real estate down 6.4 percent. National advertising revenue decreased 6.2 percent. Circulation revenue declined 1.4 percent.

Total same property revenue for the 52 weeks decreased 0.9 percent from a year ago.

Total operating expenses, excluding depreciation and amortization, for the 52 weeks increased 0.1 percent, reflecting lower newsprint costs, along with one-time items in both years. Other operating expenses increased 5.3 percent, reflecting revenue and circulation initiatives. Same property operating expenses, excluding one-time items in both years, depreciation and amortization, increased 1.0 percent for the 52 weeks compared with a year ago, with compensation flat, newsprint and ink down 5.5 percent, and other operating expenses up 5.5 percent.

Operating cash flow for the 52 weeks decreased 3.6 percent to $269.3 million. Excluding one-time items in both years, operating cash flow declined 6.5 percent to $273.6 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 4.0 percent to $195.9 million. Excluding one-time items in both years, operating income declined 10.7 percent to $199.1 million.

Income from continuing operations before income taxes increased 1.2 percent to $113.5 million. Income from continuing operations increased 11.4 percent, to $79.3 million. Net income, including discontinued operations, increased 12.0 percent to $79.3 million.

PERIOD ACCOUNTING

As previously announced, beginning in fiscal 2008, Lee will adopt period accounting for all of its operations to achieve consistent reporting. Because the change will significantly distort monthly year-over-year comparisons in fiscal 2008, Lee will discontinue issuing monthly revenue statistics beginning with October 2007 results. Also because of the change from calendar accounting, most Lee properties will be on a 364-day year in fiscal 2008, compared with 365 in 2007.

PENSION AND POST RETIREMENT ACCOUNTING

As of Sept. 30, 2007, Lee implemented an accounting standard change, which requires the recognition of the over- or under-funded status of a defined benefit post retirement plan as an asset or liability in its balance sheet and recognition of actuarial changes in that funded status in the year in which the changes occur as a component of other comprehensive income. As a result, Lee’s Sept. 30, 2007, consolidated balance sheet will reflect reduction of pension liabilities in the amount of $32.6 million, reduction in post retirement medical plan liabilities in the amount of $23.5 million, and other comprehensive income (after income taxes) of $39.7 million. These adjustments result from recognition of previously unrecognized gains in plans under accounting standards formerly in use. The changes do not impact results of operations or cash flows, but more accurately reflect the actual funded status of such plans.

PRINT AND ONLINE AUDIENCES

According to Lee’s monthly market studies conducted by Wilkerson & Associates, Lee newspapers and online sites reach more than two-thirds of all adults in their markets over seven days, with the printed newspaper alone reaching more than six out of 10 adults.

In the six-month Audit Bureau of Circulations Fas-Fax period ended Sept. 30, 2007, Lee newspapers again posted some of the best results in the industry. Twenty-four of Lee’s 52 newspapers that are members of ABC reported year-over-year gains in paid circulation, either daily, Sunday or both. In total, Lee newspapers reported declines of 1.7 percent daily and 0.7 percent Sunday.

Meanwhile, use of Lee newspaper online sites, as measured by page views, increased substantially from September 2006 to September 2007, further extending audience reach.

Lee’s newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites reach more than 11.5 million unique visitors monthly, and Lee’s weekly publications have distribution of more than 4.5 million households.

ABOUT LEE

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 51 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspaper markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

ADJUSTED EARNINGS AND EPS (1)

The following tables summarize the impact on income from continuing operations and earnings per diluted common share from one-time items. Per share amounts may not add due to rounding.

	Three Months Ended Sept. 30
	2007		2006
(Thousands, except EPS)	Amount	Per Share	Amount	Per Share
Income from continuing operations, as reported	$19,964	$0.44	$14,985	$0.33
Adjustments to income from continuing operations:
Early retirement program	7,962		—
Transition costs	—		1,759
Income tax expense (benefit) of adjustments, net, and impact on minority interest	(3,209)		(698)
	4,753	0.10	1,061	0.02
Settlement (benefit) of federal and state tax issues	(6,880)	(0.15)	—	—
Income from continuing operations, as adjusted	$17,837	$0.39	$16,046	$0.35

	Year Ended Sept. 30
	2007		2006
(Thousands, except EPS)	Amount	Per Share	Amount	Per Share
Income from continuing operations, as reported	$80,908	$1.77	$71,136	$1.56
Adjustments to income from continuing operations:
Curtailment gains	(3,731)		—
Curtailment gains, Tucson	(1,037)		—
Early retirement programs	7,962		8,654
Reduction in value of intangibles	—		5,526
Transition costs	—		4,589
	3,194		18,769
Income tax expense (benefit) of adjustments, net, and impact on minority interest	(1,406)		(6,894)
	1,788	0.04	11,875	0.26
Settlement (benefit) of federal and state tax issues	(6,880)	(0.15)	—	—
Income from continuing operations, as adjusted	$75,816	$1.66	$83,011	$1.82

LEE ENTERPRISES, INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

THREE MONTHS ENDED SEPT. 30

	As reported, including 14 weeks in 2007 at former Pulitzer properties			Pro forma(5), excluding 14th week in 2007 at former Pulitzer properties

(Thousands, Except EPS Data)	2007	2006	%	2007	2006	%
Advertising revenue:
Retail	$112,614	$110,441	2.0%	$109,296	$110,441	(1.0)%
National	12,071	12,229	(1.3)	11,464	12,229	(6.3)
Classified:
Daily newspapers:
Employment	21,366	23,649	(9.7)	20,896	23,649	(11.6)
Automotive	14,247	16,204	(12.1)	13,797	16,204	(14.9)
Real estate	15,222	16,947	(10.2)	14,838	16,947	(12.4)
All other	10,713	10,113	5.9	10,415	10,113	3.0
Other publications	12,854	12,093	6.3	12,408	12,093	2.6
Total classified	74,402	79,006	(5.8)	72,354	79,006	(8.4)
Online	16,616	10,400	59.8	16,121	10,400	55.0
Niche publications	4,118	4,279	(3.8)	4,083	4,279	(4.6)
Total advertising revenue	219,821	216,355	1.6	213,318	216,355	(1.4)
Circulation	52,066	51,585	0.9	50,499	51,585	(2.1)
Commercial printing	4,168	4,200	(0.8)	4,093	4,200	(2.5)
Online services and other	8,081	7,529	7.3	8,023	7,529	6.6
Total operating revenue	284,136	279,669	1.6	275,933	279,669	(1.3)
Operating expenses:
Compensation	111,916	107,182	4.4	109,018	107,182	1.7
Newsprint and ink	27,071	30,755	(12.0)	26,129	30,755	(15.0)
Other operating expenses	77,331	72,790	6.2	75,982	72,790	4.4
Early retirement programs	7,962	—	NM	7,962	—	NM
Transition costs	—	1,759	NM	—	1,759	NM
Operating expenses, excluding depreciation and amortization	224,280	212,486	5.6	219,091	212,486	3.1
Operating cash flow (3)	59,856	67,183	(10.9)	56,842	67,183	(15.4)
Depreciation	8,309	9,286	(10.5)	8,310	9,286	(10.5)
Amortization	15,041	15,066	(0.2)	15,041	15,066	(0.2)
Equity in earnings of associated companies:
Tucson partnership	1,492	2,573	(42.0)	1,492	2,573	(42.0)
Madison Newspapers	2,305	1,999	15.3	2,305	1,999	15.3
Operating income	40,303	47,403	(15.0)	37,288	47,403	(21.3)
Non-operating income (expense):
Financial income	2,091	1,509	38.6	1,986	1,509	31.6
Financial expense	(22,335)	(24,640)	(9.4)	(21,861)	(24,640)	(11.3)
Other, net	—	(2,037)	NM	—	(2,037)	NM
	(20,244)	(25,168)	(19.6)	(19,875)	(25,168)	(21.0)
Income from continuing operations before income taxes	20,059	22,235	(9.8)	17,413	22,235	(21.7)
Income tax expense	201	6,910	(97.1)	(734)	6,910	NM
Minority interest	(106)	340	NM	(164)	340	NM
Income from continuing operations	19,964	14,985	33.2	18,311	14,985	22.2
Discontinued operations	2	(4,069)	NM	2	(4,069)	NM
Net income	$19,966	$10,916	82.9%	$18,313	$10,916	67.8%

Earnings per common share:
Basic:
Continuing operations	$0.44	$0.33	33.3%	$0.40	$0.33	21.2%
Discontinued operations	—	(0.09)	NM	—	(0.09)	NM
	$0.44	$0.24	83.3%	$0.40	$0.24	66.7%

Diluted:
Continuing operations	$0.44	$0.33	33.3%	$0.40	$0.33	21.2%
Discontinued operations	—	(0.09)	NM	—	(0.09)	NM
	$0.44	$0.24	83.3%	$0.40	$0.24	66.7%

Average common shares:
Basic	45,772	45,546		45,772	45,546
Diluted	45,887	45,657		45,887	45,657

LEE ENTERPRISES, INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

YEAR ENDED SEPT. 30

	As reported, including 53 weeks in 2007 at former Pulitzer properties			Pro forma(5), excluding 53rd week in 2007 at former Pulitzer properties

(Thousands, Except EPS Data)	2007	2006	%	2007	2006	%
Advertising revenue:
Retail	$459,132	$463,991	(1.0)%	$455,814	$463,991	(1.8)%
National	54,902	57,869	(5.1)	54,295	57,869	(6.2)
Classified:
Daily newspapers:
Employment	82,358	90,508	(9.0)	81,888	90,508	(9.5)
Automotive	55,437	60,953	(9.0)	54,987	60,953	(9.8)
Real estate	59,078	63,802	(7.4)	58,694	63,802	(8.0)
All other	39,616	39,217	1.0	39,318	39,217	0.3
Other publications	48,505	45,868	5.7	48,059	45,868	4.8
Total classified	284,994	300,348	(5.1)	282,946	300,348	(5.8)
Online	56,324	35,769	57.5	55,829	35,769	56.1
Niche publications	16,361	16,591	(1.4)	16,326	16,591	(1.6)
Total advertising revenue	871,713	874,568	(0.3)	865,210	874,568	(1.1)
Circulation	204,373	205,718	(0.7)	202,806	205,718	(1.4)
Commercial printing	16,609	17,265	(3.8)	16,534	17,265	(4.2)
Online services and other	34,966	31,097	12.4	34,908	31,097	12.3
Total operating revenue	1,127,661	1,128,648	(0.1)	1,119,458	1,128,648	(0.8)
Operating expenses:
Compensation	442,494	435,836	1.5	439,596	435,836	0.9
Newsprint and ink	112,483	120,191	(6.4)	111,541	120,191	(7.2)
Other operating expenses	296,116	280,018	5.7	294,767	280,018	5.3
Curtailment gains	(3,731)	—	NM	(3,731)	—	NM
Early retirement programs	7,962	8,654	NM	7,962	8,654	NM
Transition costs	—	4,589	NM	—	4,589	NM
Operating expenses, excluding depreciation and amortization	855,324	849,288	0.7	850,135	849,288	0.1
Operating cash flow (3)	272,337	279,360	(2.5)	269,323	279,360	(3.6)
Depreciation	33,341	33,903	(1.7)	33,342	33,903	(1.7)
Amortization	60,248	62,167	(3.1)	60,248	62,167	(3.1)
Equity in earnings of associated companies:
Tucson partnership	11,957	12,882	(7.2)	11,957	12,882	(7.2)
Madison Newspapers	8,167	7,857	3.9	8,167	7,857	3.9
Operating income	198,872	204,029	(2.5)	195,857	204,029	(4.0)
Non-operating income (expense):
Financial income	7,613	6,054	25.8	7,508	6,054	24.0
Financial expense	(90,341)	(95,939)	(5.8)	(89,867)	(95,939)	(6.3)
Other, net	(21)	(2,037)	NM	(21)	(2,037)	NM
	(82,749)	(91,922)	(10.0)	(82,380)	(91,922)	(10.4)
Income from continuing operations before income taxes	116,123	112,107	3.6	113,477	112,107	1.2
Income tax expense	34,146	39,740	(14.1)	33,211	39,740	(16.4)
Minority interest	1,069	1,231	(13.2)	1,011	1,231	(17.9)

Income from continuing operations	80,908	71,136	13.7	79,255	71,136	11.4
Discontinued operations	91	(304)	NM	91	(304)	NM
Net income	$80,999	$70,832	14.4%	$79,346	$70,832	12.0%

Earnings per common share:
Basic:
Continuing operations	$1.77	$1.57	12.7%	$1.74	$1.57	10.8%
Discontinued operations	—	(0.01)	NM	—	(0.01)	NM
	$1.77	$1.56	13.5%	$1.74	$1.56	11.5%

Diluted:
Continuing operations	$1.77	$1.56	13.5%	$1.73	$1.56	10.9%
Discontinued operations	—	(0.01)	NM	—	(0.01)	NM
	$1.77	$1.56	13.5%	$1.73	$1.56	10.9%

Average common shares:
Basic	45,671	45,421		45,671	45,421
Diluted	45,804	45,546		45,804	45,546

SELECTED BALANCE SHEET INFORMATION

	September 30
(Thousands)	2007	2006
Cash	$ -	$ 8,638
Restricted cash and investments	111,060	96,060
Debt (principal amount)	1,395,625	1,525,000

SELECTED STATISTICAL INFORMATION

	Three Months Ended Sept. 30			Year Ended Sept. 30

(Dollars in Thousands)	2007	2006	%	2007	2006	%
Capital expenditures	$13,915	$13,159	5.7%	$34,564	$32,517	6.3%
Same property newsprint volume (tonnes)	43,036	44.441	(3.2)	169,898	178,255	(4.7)
Same property full-time equivalent employees	8,075	8,165	(1.1)	8,108	8,196	(1.1)

FREE CASH FLOW (4)

Three Months Ended Sept. 30 Year Ended Sept. 30
(Thousands)	2007	2006	2007	2006
Operating income	$40,303	$47,403	$198,872	$204,029
Depreciation and amortization	24,935	25,937	99,928	102,057
Stock compensation	1,525	1,744	7,193	7,692
Cash interest expense	(23,396)	(25,606)	(94,432)	(100,024)
Financial income	2,091	1,509	7,613	6,054
Cash income taxes	(6,413)	(13,609)	(55,693)	(28,403)
Minority interest	106	(340)	(1,069)	(1,231)
Capital expenditures	(13,915)	(13,159)	(34,564)	(32,517)
	$25,236	$23,879	$127,848	$157,657

NOTES:

(1)

Adjusted earnings from continuing operations and adjusted earnings per common share, which are defined as income from continuing operations and earnings per common share adjusted to exclude matters of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. The Company believes these measures provide meaningful supplemental information by identifying expenses and expense reductions that are not indicative of core business operating results or are of a substantially non-recurring nature.  Reconciliations of adjusted earnings from continuing operations and adjusted earnings per common share to income from continuing operations and earnings per common share are included in tables accompanying this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure.  However, the Company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The Company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee's 50% ownership in Madison and Tucson, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(3)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in earnings of associated companies, is a non-GAAP financial measure. See (1) above.  The Company believes operating cash flow provides meaningful supplemental information because of its focus on results from operations before depreciation and amortization and earnings from equity investments.  Reconciliations of operating cash flow to operating income, the most directly comparable GAAP measure, are included in tables accompanying this release.

(4)

Free cash flow, which is defined as operating income, plus depreciation and amortization, stock compensation and financial income, minus cash interest expense, cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. The Company believes free cash flow provides meaningful supplemental information because of its focus on results from operations after inclusion or exclusion of the several factors noted above. Reconciliations of free cash flow to operating income, the most directly comparable GAAP measure, are included in a table accompanying this release.

(5)

Pro forma information excluding the 53rd week at the former Pulitzer properties is a non-GAAP financial measure. See (1) above.  The Company believes the pro forma information provides meaningful supplemental information by excluding revenue and expenses related to the business period which is not comparable to the prior year.  Results for the 53rd week are equal to the difference between the as-reported, GAAP amount and the pro forma amount.

(6)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(7)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2006. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100